EXHIBIT 99.3

PRINCETON MINING COMPANY
Pro Forma Combined Consolidated Statement of Operations
For the Year Ended December 31, 2000
(Unaudited)

                                              PRINCETON        BRITTANY          PRO FORMA       PRO FORMA
                                              HISTORICAL      HISTORICAL        ADJUSTMENTS       COMBINED
                                              ----------      ----------        -----------       --------
Revenues                                     $        --     $        -- (A)   $     11,100     $     11,100
                                             -----------     -----------       ------------     ------------

Operating expenses                                   750              -- (A)          6,418            7,168
General and administrative                        19,492              -- (A)          1,110           20,602
                                             -----------     -----------       ------------     ------------
                                                  20,242              --              7,528           27,770
                                             -----------     -----------       ------------     ------------

Loss from operations                             (20,242)             --              3,572          (16,670)
                                             -----------     -----------       ------------     ------------
Other expense:
  Interest expense                                 3,606              -- (A)          3,639            7,245
  Write-down of mineral property                   8,000              --                 --            8,000
                                             -----------     -----------       ------------     ------------
                                                  11,606              --              3,639           15,245
                                             -----------     -----------       ------------     ------------
Net loss                                         (31,848)             --                (67)         (31,915)
                                             ===========     ===========       ============     ============
Net loss per share, basic and diluted        $     (0.00)    $        --       $      (0.00)    $      (0.00)
                                             ===========     ===========       ============     ============
Weighted average common shares outstanding,
 basic and diluted                             9,569,140                         18,000,000       27,569,140
                                             ===========                       ============     ============


(A) Brittany did not have prior operations, accordingly, the pro forma amounts are all estimates based upon current leases and agreements.